EXHIBIT 9

Press Release, issued December 13, 2013

IAT Responds to MFC’s Recent Attempt at Avoiding an Independent Board

“Two” is Great for Tea but Not Enough for Change at MFC

New York, New York, December 13, 2013 - Mr. Peter R. Kellogg and IAT Reinsurance Company Ltd. (collectively, “IAT”) responded to a press release from MFC Industrial Ltd. (NYSE:MIL) (“MFC”) earlier today that belatedly offered to support the election of just two of IAT’s nominees for the board of MFC (the “IAT Nominees”) in connection with the Annual General and Special Meeting of Shareholders (the “Meeting”) of MFC to be held on December 27, 2013 in Hong Kong.

“Facing defeat at the Meeting, MFC has made this offer as a last ditch attempt to avoid real change and preserve their ability to marginalize true independence on the board,” said Peter Kellogg, CEO of IAT.

“Given how resistant the current MFC board has been up to now to even allow one shareholder nominated director on the MFC board, we do not believe that two IAT Nominees on the board of MFC would make enough difference to overcome the inertia perpetuated by the entrenched directors and to drive meaningful change at MFC. Our company should be in the hands of a majority independent board to ensure that MFC’s CEO Michael Smith, and the rest of the management team, have the necessary oversight to preserve and unlock shareholder value.” continued Mr. Kellogg.

The IAT Nominees – Truly Independent

The IAT Nominees are TRUE INDEPENDENT DIRECTORS – they are:

•	Independent of MFC, both for purposes of applicable securities law and exchange rules;
•	Independent of each other; and
•	With the exception of Mr. Kellogg, all of the IAT Nominees are independent of IAT.

 The IAT Nominees were recruited only two months ago, and with the exception of two individuals, were not even known to Mr. Kellogg or IAT prior to that time. They are truly independent. IAT is not trying to take over or control MFC.

By stark contrast, MFC’s current directors are not independent:

•	Michael Smith, in violation of all “good governance” principles, is shockingly the Chairman, President, CEO and CFO of MFC.
•	Ravin Prakash is the former executive officer of MFC’s failed subsidiary, Magnum Minerals Pvt Ltd.
•	Ian Rigg is the recently retired managing director of Kasese Cobalt Company Ltd., which was then an indirect subsidiary of MFC.

 As such, none of these individuals would reasonably qualify as independent under applicable securities laws. Further:

•	Ms. Silke Stenger (formerly Silke Brossmann) has been an on-and-off director of companies related to Michael Smith including, MFC Bancorp Ltd., Blue Earth Refineries Inc., Cathay Merchant Group, Inc. and KHD Humboldt Wedag International AG since 2003, meaning she clearly has a long history with Michael Smith that taints her independence.

•	Dr. Shuming Zhao and Indrajit Chatterjee have served with Michael Smith on the MFC board since 2004 and 2005, respectively, meaning they can also be presumed after all that time to be “cosy” with management which also taints their independence.

Given the lengthy and material relationships each of these individuals have with Michael Smith and his various other business ventures, IAT does not consider these directors to be sufficiently independent to provide the necessary oversight and leadership of the business. The MFC board’s dismal record in this regard clearly supports that conclusion.

The IAT Nominees – Qualified and Experienced

Each of the IAT Nominees contributes the necessary depth and breadth of experience required to bring about lasting change at MFC. As detailed on page 29 of IAT’s proxy circular dated December 6, 2013 (the “Circular”), the IAT Nominees as a group and individually, have greater relevant experience than the incumbent board on every important measure. They have each been recruited because of their specific experience and skill set. A copy of the Circular is available at www.timeforchangeatMFC.com.

Our analysis details the stunning gap in skills and experience of the incumbent board, on every measure including:

•	Corporate governance;
•	Public company boards;
•	Mining and commodities;
•	International operations;
•	Capital markets & finance; and
•	Accounting and operational experience.

MFC requires a board with the skills needed to enable it to refine and effectively execute on its strategy and to generate long-term value for all shareholders. Adding two directors to a board that otherwise lacks these fundamental skills will not facilitate the change that MFC desperately needs to drive value. The IAT Nominees will bring those long missing skills to MFC’s board and provide shareholders with the best opportunity for meaningful change and lasting value creation.

MFC Shareholders Deserve Better

Shareholders deserve a board where good governance, good disclosure practices, accountability and transparency are the norm, not the exception. The IAT Nominees as independent stewards will implement those practices if elected to MFC’s board.

The choice before shareholders is CEO Michael Smith’s board of ineffective and connected directors, or IAT’s Nominees, who will bring true independent oversight to MFC.

The current board of MFC has failed miserably in supervising management. MFC cannot continue to be run as Michael Smith’s private fiefdom. We need the board to be in the hands of a majority of independent directors and only the IAT Nominees can offer that to shareholders.

Fellow shareholders, we urge you to review the Circular, and join IAT in voting your BLUE proxy for real change at MFC. We expect the current board will continue to attempt to distract shareholders from their abject failure to create shareholder value. The only question before shareholders is whether the current board or the IAT Nominees are the best choice for generating shareholder returns.

Please cast your vote on the BLUE proxy today in support of the IAT Nominees and disregard any materials you may receive from MFC. We urge you to vote the BLUE form of proxy so that it is received by Okapi Partners LLC prior to 5:00 p.m. (New York time) on Sunday, December 22, 2013.

Even if you have previously deposited a white proxy or given voting instructions in support of MFC board nominees, you may still change your vote and support the IAT Nominees by voting your BLUE proxy or voting instruction form.

If you require assistance in casting your vote, or require replacement proxy materials, please call IAT’s proxy solicitation agent, Okapi Partners LLC at 1-855-208-8902, mfcinfo@okapipartners.com

To keep current with further developments, shareholders of MFC can visit www.timeforchangeatMFC.com

About IAT

IAT is a Class 3-A Bermuda-domiciled reinsurer. IAT’s head office is located at 48 Wall Street, 30th Floor, New York, NY 10005. IAT is an active underwriter of commercial and personal lines property and casualty reinsurance and insurance, directly and through its eight wholly-owned insurance subsidiaries domiciled and licensed in the US.

For further information, please contact Bruce Goldfarb or Pat McHugh at:

OKAPI PARTNERS

437 Madison Avenue, 28th Floor

New York, N.Y., 10022

www.okapipartners.com

North American Toll-Free Phone:

1-855-208-8902

Email: mfcinfo@okapipartners.com

Facsimile: +1 212 297 1710

Outside of North America, Banks and Brokers Call Collect: +1 212 297 0720

Media:

Riyaz Lalani

Bayfield Strategy, Inc.

416-907-9365

www.bayfieldstrategy.com

Notice to United States Shareholders

This solicitation is not subject to the requirements of Section 14(a) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). Accordingly, this solicitation is made in the United States with respect to securities of MFC in accordance with Canadian corporate and securities laws and this press release has been prepared in accordance with disclosure requirements applicable in Canada. Shareholders of MFC in the United States should be aware that these Canadian requirements are different from the requirements applicable to proxy statements under the U.S. Exchange Act.

Forward-looking Statements and Information

Certain information included in, attached to or incorporated by reference into, this press release, may contain forward-looking statements or forward-looking information within the meaning of applicable securities laws, including in respect of IAT’s and MFC’s respective priorities, plans and strategies for MFC and MFC’s anticipated financial and operating performance and business prospects. All statements and information, other than statements of historical fact, included or incorporated by reference in this press release are forward-looking statements and forward-looking information, including, without limitation, statements regarding activities, events or developments that IAT expects or anticipates may occur in the future. Such forward-looking statements and other information in this press release are based on publicly disclosed information relating to MFC and we disclaim the accuracy and completeness of such information. These forward-looking statements and information can be identified by the use of forward-looking words such as “will”, “expect”, “intend”, “plan”, “estimate”, “anticipate”, “believe” or “continue” or similar words and expressions or the negative thereof. There can be no assurance that the plans, intentions or expectations upon which these forward-looking statements and information are based will occur or, even if they do occur, will result in the plans, results or performance expected.

IAT cautions readers of this press release not to place undue reliance on forward-looking statements and information contained in this press release, which are not a guarantee of performance, events or results and are subject to a number of risks, uncertainties and other factors that could cause actual results, performance or events to differ materially from those expressed or implied by such forward-looking statements or information. These factors include: changes in strategies, plans or prospects; general economic, industry, business and market conditions; changes in management and board composition; actions of MFC and its subsidiaries or competitors; the ability to implement business strategies and plans and pursue business opportunities and conditions in the commodity supply chain industry; the availability and pricing of commodities; the effects of competition and pricing; risks associated with volume growth and pricing; industry capacity and fluctuations in market supply and demand; inflationary pressures, including increasing utility and fuel prices; potential increases in maintenance and operating costs; potential legal and regulatory claims, proceedings or investigations; ability to realize any anticipated or planned cost savings; disruptions or changes in the credit or securities markets; risks and liabilities associated with financing, producing, sourcing, processing, transporting and storing commodities; timing of completion of capital and maintenance projects; changes in applicable laws and regulations; foreign currency and interest rate fluctuations; labour strikes or lock-outs or unexpected changes in labour productivity; and various other events that could disrupt MFC’s operations, including severe or unusual weather conditions, droughts, floods, avalanches, earthquakes, war, acts of terrorism and security threats.

MFC’s shareholders are cautioned that all forward-looking statements and information involve known and unknown risks and uncertainties, including those risks and uncertainties detailed in the continuous disclosure and other filings of MFC with applicable U.S. and Canadian securities commissions, copies of which are available on EDGAR at www.sec.gov and SEDAR at www.sedar.com. IAT urges you to carefully consider those factors.

The forward-looking statements and information contained in this press release are expressly qualified in their entirety by this cautionary statement. The forward-looking statements and information included in this press release are made as of the date of this press release and IAT undertakes no obligation to publicly update such forward-looking statements or information to reflect new information, subsequent events or otherwise, except as required by applicable laws.

For further information, please contact Bruce Goldfarb or Pat McHugh at:

OKAPI PARTNERS

437 Madison Avenue, 28th Floor

New York, N.Y., 10022

www.okapipartners.com

North American Toll-Free Phone:

1-855-208-8902

Email: mfcinfo@okapipartners.com

Facsimile: +1 212 297 1710

Outside of North America, Banks and Brokers Call Collect: +1 212 297 0720

Media:

Riyaz Lalani

Bayfield Strategy, Inc.

416-907-9365

www.bayfieldstrategy.com